Exhibit 23.1

Assentsure PAC
UEN – 201816648N
180B Bencoolen Street #03-01
The Bencoolen Singapore 189648
http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Robo.ai Inc.(formerly known as NWTN Inc.) of our report dated June 10, 2025, relating to the consolidated financial statements of NWTN Inc. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Assentsure PAC

Singapore

December 31, 2025